SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                           GRANGE NATIONAL BANC CORP.
             (Exact name of registrant as specified in its certificate
                                 of incorporation)



       Pennsylvania                   6711                 23-2314065
(State or other jurisdiction   (Primary S.I.C. Number)   (IRS Employer
of incorporation or organization)                      Identification No.


                                198 E. Tioga Street
                               Tunkhannock, PA 18657
                                  (717) 836-2100
                 (Address, including zip code, and telephone number, including area code, of the registrant's of principal executive offices)


                            GRANGE NATIONAL BANC CORP.
                         1994 Employee Stock Option Plan

                            GRANGE NATIONAL BANC CORP.
                 1994 Stock Option Plan for Non-Employee Directors

                            GRANGE NATIONAL BANC CORP.
          1996 Incentive Stock Option and Nonstatutory Stock Option Plan


                               Thomas A. McCullough
                                     President
                             Grange National Banc Corp.
                                198 E. Tioga Street
                               Tunkhannock, PA 18657
                                   (717) 836-2100
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)


                           Copy of all communications to:

                           J. Roger Williams, Jr., Esquire
                       Dilworth, Paxson, Kalish & Kauffman LLP
                                3200 Mellon Bank Center
                                  1735 Market Street
                                Philadelphia, PA 19103
                                     (215) 575-7050

                            CALCULATION OF REGISTRATION FEE

============================================================================
Title of Each                 Proposed         Proposed        Amount
Class of                      Maximum          Maximum         of
Securities to    Amount       Offering         Aggregate       Registration
Be               To Be        Price            Offering        Fee
Registered       Registered   Per Share(1)     Price(1)
----------------------------------------------------------------------------
Common Stock,
par value $5.00   105,0000     $42.00        $4,410,000.00     $1,336.37
============================================================================

(1)Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities
Act of 1933 based on the average of the bid and asked price of the Common Stock on June 24, 1997.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended
       (the "Securities Act"), and the introductory Note to Part I of
       Form S-8.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation Of Documents By Reference.

  The following documents filed by Grange National Banc Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

  1.   Annual Report on Form 10-KSB for the Fiscal Year Ended
       December 31, 1996; and

  2.   Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 1997.

  3. The description of the Company's Common Stock contained in the Registration Statement on Form SB-2 filed by the Company with the Commission on March 24, 1994 (File No. 33-76838).

  All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

  The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the fiscal year ended
December 31, 1996 have been audited by Daniel Kenia, P.C., independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 4.     Description Of Securities.

  Not applicable.

Item 5.     Interests Of Named Experts And Counsel.

  Not applicable.

Item 6.     Indemnification Of Directors And Officers.

  Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides the Company with the power to indemnify any officer or director acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

  The Company's Bylaws provide that the Company is required to indemnify its officers, directors and employees to the fullest extent permitted under Pennsylvania law as from time to time in effect. As a result, indemnification will be a contract right of directors, officers and employees of the Company, as opposed to a matter within the discretion of the Board, as will the payment of expenses by the Company in advance of a proceeding's final disposition.

  The Bylaws provide a clear and unconditional right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any person whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such person is or was serving as a director, officer or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the act or failure to act giving rise to the claim for indemnification entails the negligence or gross negligence of the indemnified party unless such act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

  The Bylaws authorize the Company to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board so determines, purchasing and maintaining insurance, entering into indemnification agreements, creating a reserve, trust, escrow or other fund or account, granting security interests, obtaining a letter of credit or using other means that may be available from time to time.

Item 7.     Exemption From Registration Claimed.

  Not applicable.

Item 8.     Exhibits.

  The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


   Exhibit No.       Description

      4.1       Grange National Banc Corp. 1994 Employee Stock Option Plan.

      4.2 Grange National Banc Corp. 1994 Stock Option Plan for Non-Employee Directors.

      4.3 Grange National Banc Corp. 1996 Incentive Stock Option and Nonstatutory Stock Option Plan.

      5 Opinion of Dilworth, Paxson, Kalish & Kauffman LLP as to the legality of the shares being registered.

      23.1      Consent of Daniel Kenia, P.C., independent public accountants.

      23.2 Consent of Dilworth, Paxson, Kalish & Kauffman LLP (included in Exhibit 5).

      24 Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9.  Undertakings.

  The undersigned registrant hereby undertakes:

  (a) (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by thos paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Tunkhannock, Commonwealth of Pennsylvania, this 11th day of June, 1997.

                                     GRANGE NATIONAL BANC CORP.

                                     By:  /s/ Thomas A. McCullough
                                         __________________________
                                         Thomas A. McCullough
                                         President

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Grange National Banc Corp. hereby constitutes and appoints
Thomas A. McCullough, his or her true and lawful attorney-in-fact and agent, for and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

   Signature                 Capacity                   Date
   _________                 ________                  _______
/s/ Robert C. Wheeler        Chairman                July 9, 1997
---------------------
Robert C. Wheeler

/s/ Thomas A. McCullough     President               July 9, 1997
------------------------
Thomas A. McCullough

/s/ Brian R. Ace             Director                July 9, 1997
------------------------
Brian R. Ace

/s/ Thomas C. Burns          Director                July 9, 1997
------------------------
Thomas C. Burns

/s/ W. Kenneth Price         Director                July 9, 1997
------------------------
W. Kenneth Price

/s/ John W. Purtell          Director                July 9, 1997
------------------------
John W. Purtell

/s/ R. Levi Tyler            Director                July 9, 1997
------------------------
R. Levi Tyler

/s/ Sally A. Steele          Director                July 9, 1997
-------------------------
Sally A. Steele

/s/ Edward A. Coach          Director                July 9, 1997
-------------------------
Edward A. Coach

/s/ Philip O. Farr           Controller (Chief       July 9, 1997
-------------------------    Accounting Officer)
Philip O. Farr

                               EXHIBIT INDEX

Exhibit No.    Description
-----------    ------------
    4.1        1994 Employee Stock Option Plan.

    4.2        1994 Stock Option Plan for Non-Employee Directors.

    4.3        1995 Incentive Stock Option and Nonstatutory Stock Option Plan.

    5 Opinion of Dilworth, Paxson, Kalish & Kauffman LLP as to the legality of the shares being registered.

    23.1       Consent of Daniel Kenia, P.C., independent public accountants.

    23.2 Consent of Dilworth, Paxson, Kalish & Kauffman LLP (included in Exhibit 5).

    24 Power of Attorney (set forth on the signature page of this Registration Statement).